EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is made, entered into, and is effective as of this 22nd day of September, 1999, (hereinafter referred to as the "Effective Date"), by and between NORTH GEORGIA NATIONAL BANK, a National Banking Association with principal offices located in Calhoun, Georgia, (hereinafter referred to as the "Bank"), and DAVID J. LANCE (hereinafter referred to as the "Executive").

     WHEREAS, the Bank presently desires to employ the Executive in the capacity of Chief Executive Officer; and

     WHEREAS, the Executive possesses considerable experience and an intimate knowledge of the banking business; and

     WHEREAS, the Bank recognizes that the Executive's contributions will be substantial and meritorious and, as such, the Executive has demonstrated unique qualifications to act in an executive capacity for the Bank; and

     WHEREAS, the Bank is desirous of enticing the Executive from the position where he is presently employed and of assuring the continued employment of the Executive in the above stated capacities for the Bank, and the Executive is desirous of having such assurance;

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in this Agreement, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE  1.  TERM  OF  EMPLOYMENT.

     The Bank hereby agrees to employ the Executive and the Executive hereby agrees to continue to serve the Bank, in accordance with the terms and conditions set forth herein, for an initial period of three (3) years, commencing as of the Effective Date of this Agreement, as indicated above.

     Upon each new day of the three (3) year period of employment from the Effective Date until the Executive's sixty-fifth (65th) birthday, the term of this Agreement automatically shall be extended for one (1) additional day, to be added to the end of the then-existing three (3) year term. Accordingly, at all times prior to (i) the Executive's attaining age sixty-five (65) and (ii) a notice of employment termination (or an actual termination), the term of this

Agreement shall be three (3) full years. However, either party may terminate this Agreement by giving the other party a 90-day written notice of intent not to renew, as further set forth in Article 6.

     Additionally, the automatic extensions of the term of this Agreement shall immediately be suspended upon an employment termination by reason of Death, Disability, (as defined in Sec. 6.2), or Retirement (as defined in Sec. 6.1), or an employment termination made voluntarily by the Executive (other than for Good Reason as defined in Sec. 6.6), or involuntarily for Cause (as defined in Sec. 6.5). The provisions applicable to such suspensions of the term of this Agreement are set forth in those sections pertaining to each of such types of employment terminations.

     In the event the Executive gives notice of employment termination, the term of this Agreement shall expire upon the ninetieth (90th) day following the delivery to the Bank of such notice of employment termination. Except as otherwise provided in the following paragraph with respect to a voluntary termination for Good Reason (defined in Sec. 6.6 herein), a voluntary employment termination by the Executive shall result in the termination of the rights and obligations of the parties under this Agreement; provided, however, that the terms and provisions of Article 9 shall continue to apply.

     In the event the Bank desires to involuntarily terminate the employment of the Executive (for purposes of this Agreement, a voluntary employment termination by the Executive for Good Reason shall be treated as an involuntary termination of the Executive's employment without Cause), the Bank shall deliver to the Executive a notice of employment termination, and the following provisions shall apply:

     (a)  In the event the involuntary termination is for Cause (defined in Sec.
          6.5 herein), the term of this Agreement shall terminate on the ninetieth (90th) day following the delivery to the Executive of such notice of termination. Such a termination for Cause shall result in the termination of all rights and obligations of the parties under this Agreement; provided, however, that the terms and provisions of
          Article 9 shall continue to apply, and Sec. 6.5 shall apply until payments required thereunder have been made.

     (b) In the event the involuntary termination is without Cause, the Executive shall be entitled to receive the severance benefits set forth in Sec. 6.4 herein; provided, however, that the terms and provisions of Article 9 shall continue to apply and Sec. 6.4 shall apply until payments required thereunder have been made.


ARTICLE  2.  POSITION  AND  RESPONSIBILITIES.

     During the term of this Agreement, the Executive agrees to serve as Chief Executive Officer of the Bank, and as a member of the Bank's Board of Directors if so elected, and at a future higher level position, if so designated by the Board. In Executive's capacity as Chief Executive Officer of the Bank, the Executive shall report directly to the Chairman of the Board of Directors and shall be in primary control and command of the Bank and have management responsibility for all portions of the organization's operating line, as well as staff units. The Executive shall have the same status, privileges, and responsibilities normally inherent in such capacities in financial institutions of similar size and character to the Bank.

     During the term of this agreement, the Executive may be promoted to a higher level position such as Chairman of the Board. In such event the Executive shall have the same status, privileges, compensation, benefits, and responsibilities normally inherent in such capacities in financial institutions of similar size and character to the Bank.

ARTICLE  3.  STANDARD  OF  CARE.

     During the term of this Agreement the Executive agrees to devote substantially all of Executive's full time, attention, and energies to the Bank's business and shall not be engaged in any other business activity, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage without the prior knowledge and consent of the Board. However, the Executive may serve as a director of other companies so long as such service is not injurious to the Bank, and provided that such service is approved by the Board of the Bank as may be required under the by-laws of the Bank. The Executive covenants, warrants, and represents that the Executive shall do the following:

     (a) Devote his full and best efforts to the fulfillment of his employment obligations with the Bank; and

     (b) Exercise the highest degree of loyalty and the highest standards of conduct in the performance of his duties.

     This Article 3 shall not be construed as preventing the Executive from investing assets in such form or manner so long as such investment will not require Executive's services in the daily operations of the affairs of the companies in which such investments are made.

ARTICLE  4.  COMPENSATION.

     As remuneration for all services to be rendered by the Executive during the term of this Agreement, and as consideration for complying with the covenants herein, the Bank shall pay and provide to the Executive the following:

4.1     BASE  SALARY:

     The Bank shall pay the Executive a Base Salary in an amount which shall be established from time to time by the Board of Directors of the Bank or the Board's designee; provided, however, that such Base Salary shall not be less than one hundred fifty thousand dollars ($150,000.00) per year and if subsequently increased shall not be less than such increased amount (hereinafter referred to as "Base Salary"). This Base Salary shall be paid to the Executive pursuant to regular payroll practices and procedures of the Bank throughout the year.

     The annual Base Salary shall be reviewed at least annually following the Effective Date of this Agreement and for so long as this Agreement is in force, to ascertain, in the judgment of the Board or the Board's designee, the amount by which such Base Salary should be increased, based primarily on the performance of the Executive during the year. Each year, the Base Salary shall be increased by an amount equal to the percent of change in the Consumer Price Index (CPI) as indicated by "The Consumer Price Index for All Urban Consumers (CPI-U) for the U.S. City Average for All Items," published by the U.S. Department of Labor, Bureau of Labor Statistics (BLS) in the preceding year (January 1 to December 31) ended just prior to the anniversary review date. Beginning in the Year 2001 and thereafter, the Base Salary increase shall always be at least three percent (3%) annually. When so increased, the Base Salary as stated above shall, likewise, be increased for all purposes of this Agreement.

4.2  ANNUAL  BONUS:

     In addition to his Base Salary, the Executive shall be entitled to receive an annual cash bonus (hereinafter referred to as the "Bonus") from the Bank under an Executive Incentive Plan.

     Both the Bank and the Executive acknowledge and understand that such Executive Incentive Plan may be amended from time to time by the Bank, However, in no event shall the Bonus paid by the Bank to the Executive be less than two percent (2%) of the before-tax profits of the Bank, as determined by the annual accounting report prepared for the Board of Directors. Any earned annual Bonus shall be paid each year on or before March 15th.

4.3  SIGNING  BONUS

     Within fifteen days of the Effective Date of this Agreement, the Bank shall pay to the Executive a one-time, lump sum Signing Bonus in the amount of seventy thousand dollars ($70,000.00).

4.4  LONG-TERM  INCENTIVES:

     During the term of this Agreement the Executive shall be entitled to participate in any and all long-term incentive programs of the Bank at a level that is commensurate with Executive's position with the Bank. In the event of a sale or transfer of the Bank during the term of this Agreement, then the Executive shall receive from the Bank one percent (1%) of the total sale price of the Bank from such transaction. For purposes of this Agreement, the terms sale and transfer shall mean the sale of substantially all of the Bank's assets, a change of control of the Bank, a sale of more than twenty-five percent (25%) of the Bank's stock, or any merger or consolidation of the Bank with or into any other entity from which the Bank or its shareholders realize cash or marketable securities.

4.5  DEFERRED  COMPENSATION:

     The Bank hereby promises, warrants, and agrees that, within six (6) months of the Effective Date of this Agreement, it will implement a Deferred Compensation package for the Executive in the form of an Excess Benefit Plan which will maximize the annual defined contribution limit established by the IRS in each year for the Executive. The specific terms and provision of such Excess Benefit Plan shall be stipulated by a separate Agreement and Plan Document.

4.6  RETIREMENT  BENEFITS:

     The Bank shall provide to the Executive participation in all Bank qualified defined benefit and defined contribution retirement plans that are provided to other Bank employees and to other similarly situated Bank executives, subject to the eligibility, contributions, and participation requirements and limitations of such plans. The obligations of the Bank pursuant to this Sec. 4.6 shall survive the termination of this Agreement.

     In addition to such other contributions the Bank may make to defined benefit plans and/or defined contribution plans on behalf of the Executive, in the event that the Bank's annual profit sharing contribution shall ever be less than four percent (4%) for all Bank employees, then and in such event, the Bank shall make up the difference to the Executive by way of a contribution to a Deferred Compensation Agreement which the Bank shall establish and maintain for the benefit of the Executive.

4.7  EMPLOYEE  BENEFITS:

     The Bank shall provide to the Executive all benefits to which other executives and employees of the Bank are entitled to receive, as commensurate with the Executive's position, subject to the eligibility requirements and other provisions of such plans or arrangements. Such benefits shall include, but not be limited to, group term life insurance, comprehensive health and major medical insurance, dental and vision insurance, and short-term and long-term disability.

     In addition to those other benefits which other executives and employees of the Bank may be entitled to receive, the Bank shall provide to the Executive the following:

     (a) Within the first calendar quarter of the year 2000, the Bank shall pay the full, up-front, and total premium for a Split-Dollar Life Insurance Policy of $600,000.00 on behalf of the Executive under which the Bank shall add an endorsement to the policy providing that the full cash value of the policy shall belong to the Executive and that the total death benefits of the policy shall be distributed to the designated beneficiary(ies) of the Executive upon his death so long as the Bank is reimbursed for premiums paid on the policy out of proceeds of the death benefits;

     (b)  Four  weeks  Vacation  during  each  calendar  year;

     (c) Fully vested stock options of 75,000 shares of bank stock issued at $10.00 per share for the duration of this Agreement. Within thirty
          (30) days of the Effective Date of this Agreement, the Bank agrees to execute a separate Stock Option Agreement relating the more specific terms of the stock transfer as either an Incentive Stock Option (ISO) Plan or a Non-Qualified Stock Plan. While the type of Stock Option Agreement shall remain at the discretion of the Board, the Board agrees to give careful consideration and preference towards an ISO

          Plan on behalf of the Executive. In the event that the Board decides not to sponsor an ISO Plan, then the Bank shall make up the difference in the cost of additional tax liability to the Executive, either through cash or additional shares of stock to the him; and

     (d) Fully vested stock option for six (6) months from the Effective Date of this Agreement to purchase 25,000 shares of bank stock from the current shareholders at $10.00 per share.

4.8  PERQUISITES:

     The Bank shall provide to the Executive, at the Bank's cost, all perquisites to which other similarly situated executives of the Bank are entitled to receive and such other perquisites which are suitable to the character of Executive's position with the Bank and adequate for the performance of his duties hereunder.

     In addition to those other benefits which other executives and employees of the Bank may be entitled to receive, the Bank shall provide to the Executive the following:

     (a) Full and complete use of a Chevrolet Suburban automobile (or such other comparable vehicle of similar model and value as the Executive may select), including all gas, maintenance, insurance, and all other costs or expense of operation;

     (b) Fully paid and maintained memberships (including purchase and/or transfer fees as applicable) to the following clubs and organizations:

         (1)     The  Farm  Country  Club;
         (2)     Ocean  Forest  Country  Club;

          Each such membership shall be in the name of the Executive as the solely named owner of the individual membership, and the ownership rights and privileges of such memberships shall survive the termination of this Agreement for any reason or reasons. The amount for which the Bank will be responsible as to the purchase and/or transfer fees for such memberships shall not exceed $100,000.00

          If during the three consecutive years following the Effective Date of this Agreement, the Executive voluntarily terminates this Agreement pursuant to Sec. 6.3, then the Executive shall reimburse the Bank for a portion of these membership purchase and/or transfer fees according to the following schedule:

               (i) reimbursement of 100% of membership purchase and/or transfer fees paid by the Bank should the Executive voluntarily terminate this Agreement during the first twelve (12) month period following the Effective Date;

               (ii) reimbursement  of  two-thirds  (2/3)  of membership purchase and/or transfer fees paid by the Bank should the Executive voluntarily terminate this Agreement during the second twelve (12) month period following the Effective Date; or

               (iii)reimbursement  of  one-third  (1/3)  of  membership purchase and/or transfer fees paid by the Bank should the Executive voluntarily terminate this Agreement during the third twelve
                    (12)  month  period  following  the  Effective  Date

          The Executive shall not be responsible for reimbursement of any membership purchase and/or transfer fees paid by the Bank in the event this Agreement continues for more than three full years beyond the Effective Date. Should the Executive become responsible for any reimbursements to the Bank, then the Executive shall make such reimbursements to the Bank in three (3) equal annual payments, the first of which shall be due six (6) months following the date on which the Executive voluntarily terminates this Agreement and this first due date shall establish the anniversary dates on which the remaining two
          (2)  reimbursement  installment  payments  shall  be  due;

     (c) Fully paid and maintained memberships (including purchase and/or transfer fees as applicable) to the following clubs and organizations:

          (1)  Young  Presidents  Organization;
          (2)  Commerce  Club;  and
          (3) Any other clubs or organizations which may be added upon approval of the Board

          Each such membership shall be in the name of the Executive as the solely named owner of the individual membership, and the ownership rights and privileges of such memberships shall survive the termination of this Agreement for any reason or reasons;

     (d) Fully paid annual physical medical examination, including the costs for travel, hotel, and all meals for a minimum of three (3) nights stay, for the Executive and his spouse provided by a medical practitioner as chosen by the Executive and at any location within the United States as chosen by the Executive, including but not limited to the Greenbrier Hotel. Should the Executive, at his option and discretion, not go for this annual physical in any given year, then the Bank shall not be considered to have violated the terms of this paragraph;

     (e) Fully paid annual attendance, including but not limited to the costs for travel, hotel, and all meals, for the Executive and the spouse of the Executive for the following conferences:

          (1)  Georgia  Bankers  Association  (GBA);  and
          (2) Young Presidents Organization (YPO); or a comparable organization.

4.9  RIGHT  TO  CHANGE  PLANS:

     By reason of this Article 4, the Bank shall not be obligated to perpetually maintain, or refrain from changing, amending, or discontinuing any benefit plan, program, or perquisite, so long as such changes are similarly applicable to the Executive and all other participants under such plan or program. The Bank shall always give the Executive advance written notice of in change, amendment, or discontinuation to any such plan, program, or perquisite. If the benefit to the Executive is diminished by such change, amendment, or discontinuation, then the Bank shall compensate the Executive for such by way of the dollar amount and value by which such benefit is reduced.

ARTICLE  5.  EXPENSES.

     The Bank shall pay or reimburse the Executive for all ordinary and necessary expenses, in a reasonable amount, which the Executive incurs in performing his duties under this Agreement including, but not limited to, travel, entertainment, professional dues and subscriptions, and all dues, fees, and expenses associated with membership in various professional, business, and civic associations and societies in which the Executive's participation is in the best interest of the Bank.

ARTICLE  6.  EMPLOYMENT  TERMINATIONS.

6.1  TERMINATION  DUE  TO  RETIREMENT  OR  DEATH:

     In the event the Executive's employment is terminated while this Agreement is in force by reason of early or normal retirement (as defined under the then established rules of the Bank's tax-qualified retirement plan, hereinafter referred to as "Retirement"), or death, then and in such event, the Executive's benefits shall be determined in accordance with the Bank's retirement, survivors' benefits, insurance, and other applicable programs of the Bank then in effect. Upon the effective date of such termination, the Bank's obligation under this Agreement to pay and provide to the Executive the elements of pay described in Sec.Sec. 4.1, 4.2, and 4.3 shall immediately expire.

     However, the Executive shall receive all other rights and benefits that he is vested in, pursuant to other plans and programs of the Bank. In addition, subject to any conflicting terms of any short-term incentive program which would provide for greater benefits following such termination, the Bank shall pay to the Executive (or the Executive's beneficiaries or estate, as applicable), a pro rata share of Executive's Bonus for the fiscal year in which employment termination occurs, based on base bonus opportunity (as defined in the Executive Incentive Plan) for such fiscal year. This pro rata Bonus amount shall be determined as a function of the number of days in such fiscal year prior to the date of employment termination in relation to the total number of days in such fiscal year. The pro rata Bonus shall be paid within thirty (30) days of the end of the year in which the Effective Date of employment termination occurs.

     Also, all un-vested stock awards (including, but not limited to, any stock options and restricted stock) will vest in full on the date of termination Death or Retirement.

6.2     TERMINATION  DUE  TO  DISABILITY:

     In the event that the Executive becomes Disabled (as defined below) during the term of this Agreement and is, therefore, unable to perform his or her duties as set forth herein for more than one hundred eighty (180) total calendar days during any period of twelve (12) consecutive months, the Bank shall have the right to terminate the Executive's active employment as provided in this Agreement. The Board shall deliver written notice to the Executive of the Bank's intent to terminate the Executive's employment for Disability at least ninety (90) calendar days prior to the effective date of such termination. Such written termination may be given to the Executive during the one hundred eighty
(180) day Disability period so long as the notice is prospective and provides that termination shall not occur should the Executive recover and return to employment at the Bank. A termination of employment for Disability shall become effective upon the end of the ninety (90) day notice period, specified above. Upon such effective date, the Bank's obligation to pay and provide to the Executive the elements of pay described in Sec.Sec. 4.1, 4.2, and 4.3 shall immediately expire.

     However, the Executive shall receive all rights and benefits that he is vested in, pursuant to other plans and programs of the Bank. In addition, subject to any conflicting terms of any short-term incentive program which would provide for greater benefits following such termination, the Bank shall pay to the Executive a pro rata share of his Bonus for the fiscal year in which employment termination occurs, based on base bonus opportunity for such fiscal year. This pro rata Bonus amount shall be determined as a function of the number of days in such fiscal year prior to the effective date of termination for Disability, in relation to the total number of days in such fiscal year. The pro rata Bonus shall be paid within thirty (30) days of the end of the year in which the Effective Date of termination for Disability occurs.

     Also, all un-vested stock awards (including, but not limited to, any stock options and restricted stock) will vest in full on the date of termination for Disability.

     The term "Disability" shall mean, for all purposes of this Agreement, the incapacity of the Executive, due to injury, illness, disease, or bodily or mental infirmity, to engage in the performance of substantially all of the usual duties of employment with the Bank as contemplated by Article 2 herein, such Disability to be determined by competent medical advice from one (1) or more individual doctors, qualified to give such professional medical advice. The Executive consents to be examined by such individual(s) who are qualified to give such professional medical advice.

     It is expressly understood that the Disability of the Executive for a period of one hundred eighty (180) calendar days or less in the aggregate during any period of twelve (12) consecutive months, in the absence of any reasonable expectation that the Disability will exist for more than such a period of time, shall not constitute a failure by Executive to perform his or her duties hereunder and shall not be deemed a breach or default, and the Executive shall receive full compensation for any such period or for any other temporary illness or incapacity during the term of this Agreement.


6.3  VOLUNTARY  TERMINATION  BY  THE  EXECUTIVE:

     The Executive may terminate this Agreement at any time by giving the Board of Directors of the Bank written notice of intent to terminate, delivered at least ninety (90) calendar days prior to the effective date of such termination. This Sec. 6.3 shall not apply if the Executive, terminates employment because of Retirement.

     The Bank shall pay the Executive a full Base Salary, at the rate then in effect as provided in Sec. 4. 1 herein, through the effective date of termination, plus all other benefits to which the Executive has a vested right at that time (for this purpose, the Executive shall not be paid any Bonus with respect to the fiscal year in which voluntary termination under this Sec. 6.3 occurs). In the event that the voluntary termination is for Good Reason, the terms of Sec. 6.6 herein shall govern the parties' rights and obligations hereunder.

6.4  INVOLUNTARY  TERMINATION  BY  THE  BANK  WITHOUT  CAUSE:

     At any time during the term of this Agreement the Board may terminate the Executive's employment as provided under this Agreement for reasons other than Death, Disability, Retirement, or for Cause, by notifying the Executive in writing of the Bank's intent to terminate, at least ninety (90) calendar days prior to the effective date of such termination.

     Subject to the terms of Article 7 herein, following the expiration of the ninety (90) day notice period, the Bank shall pay to the Executive a lump-sum cash payment equal to the present value of the sum of the following amounts:

     (a) The Base Salary which would have been paid to the Executive throughout the remaining years of the term of this Agreement;

     (b) The annual bonus amount in the year of employment termination, calculated at the higher of the base bonus opportunity or anticipated actual, multiplied by the remaining years of the term of this Agreement;

     (c) The annualized long-term incentive award for the year in which termination occurs, at the higher of the targeted level of award or anticipated actual, multiplied by the remaining years of the term of this Agreement; and

     (d) The amount of the Executive's annual club dues bonus in the year of termination, multiplied by the remaining years of the term of this Agreement.

     For purposes of making the present value calculations described above, the Bank shall treat such payments as if they were made at the point in time when each such payment is scheduled to have been made.

     In addition, the Bank shall make a prorated payment of the Executive's base bonus for the bonus year in which termination occurs. Payment of the base bonus shall be made in cash, in one lump sum, at the same time the payments described above are made.

     Also, all un-vested stock awards (including, but not limited to, any stock options and restricted stock) will vest on the date of termination.

     Subject to the terms of Article 7 herein, the Bank shall continue the Executive's health and welfare benefit coverage for the entire three (3) year period following employment termination, at the same cost, and on the same terms as existed immediately prior to employment termination. The Bank and the Executive thereafter shall have no further obligations under this Agreement. Notwithstanding the foregoing, in the event the Executive obtains Comparable Employment as defined in Article 7 hereof, the Bank's obligation to continue the Executive's, health and welfare benefit coverage pursuant to this Sec. 6.4 shall immediately cease.

     Further, the provisions of Sec. 4.4 pertaining to the Executive receiving one percent (1%) of the total sale price of the Bank shall survive the termination of the Executive if such termination should be without cause by the Bank and should the sale or change of control of the Bank occur within three (3) years of the date of termination by the Bank without cause. In such an event, the Executive's right to one percent (1%) of the total sale price of the Bank shall remain and continue in full force and affect for the then current three
(3) year period of this Agreement beyond the date of termination of the Executive by the Bank without cause.

     Also, the Bank shall transfer to the Executive title to the Executive's Bank car, without cost to the Executive, and shall pay to the Executive a lump sum cash payment in an amount necessary to fully gross-up the income tax effect of said transfer.

6.5  TERMINATION  FOR  CAUSE:

     Nothing in this Agreement shall be construed to prevent the Board from terminating the Executive's employment under this Agreement for "Cause."

     "Cause" shall be defined as the conviction of the Executive for the commission of an act of fraud, embezzlement, theft, or other criminal act constituting a felony under U.S. laws involving moral turpitude; or the gross neglect of the Executive in the performance of his material duties under this Agreement, for reasons other than the Executive's death, Disability, or Retirement. The Bank's Board of Directors, by majority vote, shall provide the Executive with notice of the reasons the Board believes Cause may exist and provide the Executive with thirty (30) days to cure the alleged Cause and/or otherwise to respond to the allegation that Cause exists.

     In the event this Agreement is terminated by the Board for Cause, the Bank shall pay the Executive a Base Salary through the effective date of the employment termination and the Executive shall immediately thereafter forfeit all rights and benefits (other than vested benefits) Executive would otherwise have been entitled to receive under this Agreement. The Bank and the Executive thereafter shall have no further obligations under this Agreement and the provisions of Article 9 shall not apply. Provided, however, that any termination for Cause under this provision shall be subject to challenge by the Executive pursuant to Article 12 of this Agreement.

6.6  TERMINATION  FOR  GOOD  REASON:

     At any time during the term of this Agreement the Executive may terminate this Agreement for Good Reason (as defined below) by giving the Board of directors of the Bank ninety (90) calendar days written notice of intent to terminate, which notice sets forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination. The Executive's ability to terminate for Good Reason is contingent upon his agreement to allow the Bank to remedy, within thirty (30) days of notice, the events constituting Good Reason.

     Upon the failure of the Bank to remedy the events constituting Good Reason within thirty (30) days of notice from the Executive, the Good Reason termination shall become effective, and the Bank shall pay and provide to the Executive the benefits set forth in Sec. 6.4 herein (as if the termination were an involuntary termination without Cause).

     Good Reason shall mean, without the Executive's express prior written consent the occurrence of any one or more of the following:

     (a) The assignment of the Executive to duties materially inconsistent with the Executive's authorities, duties, responsibilities, and status (including titles and reporting requirements) as an officer of the Bank, or a material reduction or alteration in the nature or status of the Executive's authorities, duties, or responsibilities from those in effect as of the Effective Date (or as subsequently increased), other than an insubstantial and inadvertent act that is remedied by the Bank promptly after receipt of notice thereof given by the Executive;

     (b) The Bank's requiring the Executive to be based at a location in excess of fifteen (15) miles from the location of the Executive's principal job location or office as of the Effective Date, except for required travel on the Bank's business to an extent substantially consistent with the Executive's present business obligations;

     (c) A reduction by the Bank of the Executive's Base Salary as in effect on the Effective Date, or as the same shall be increased from time to time;

     (d) A reduction by the Bank of the Executive's aggregate incentive opportunities under the Bank's short-term and long-term incentive programs, as such opportunities exist on the Effective Date, or as such opportunities may be increased after the Effective Date. For this purpose, a reduction in the Executive's incentive opportunities shall be deemed to have occurred in the event his targeted annualized award opportunities and/or the degree of probability of attainment of such annualized award opportunities, are diminished from the levels and probability of attainment that existed as of the Effective Date or as such opportunity and/or degree of probability have been increased from time to time. This subsection (d) shall not apply as a definition of

          "good reason" in the event that the Executive, in his capacity as an officer of the Bank, voluntarily makes the decision or agrees to such a reduction in incentive programs;

     (e) The failure of the Bank to maintain the Executive's relative level of coverage under the Bank's employee benefit or retirement plans, policies, practices, or arrangements in which the Executive participates as of the Effective Date, both in terms of the amount of benefits provided and the relative level of the Executive's participation. For this purpose, the Bank may eliminate and/or modify existing programs and coverage levels; provided, however, that the Executive's level of coverage under all such programs must be at least as great as is such coverage provided to executives who have the same or lesser levels of reporting responsibilities within the Bank's organization and the Bank must compensate the Executive for any reduction or diminution in the value of his specific benefits for the duration of this Agreement. This subsection (e) shall not apply as a definition of "good reason" in the event that the Executive, in his capacity as an officer of the Bank, voluntarily makes the decision or agrees to such a reduction in employee benefit plans or retirement programs, except that the provision of Sec. 4.9 as relates to diminished value shall continue to apply;

     (f) The failure of the Bank to obtain a satisfactory agreement from any successor to the Bank to assume and agree to perform the Bank's obligations under this Agreement; and

     (g) Any purported termination by the Bank of the Executive's employment that is not effected pursuant to a notice of termination satisfying the requirements of Articles 1 and 6 herein, and for purposes of this Agreement, no such purported termination shall be effective.

     The Executive's right to terminate employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute a consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason herein.

     Upon a termination of the Executive's employment for Good Reason at any time during the term of this Agreement, the Executive shall be entitled to receive the same payments and benefits as he is entitled to receive following an involuntary termination of his employment by the Bank without Cause, as specified in Sec. 6.4 herein. As such, the provisions of Sec. 4.4 pertaining to the Executive receiving one percent (1%) of the total sale price of the Bank shall survive the Executive's termination for Good Reason and should the sale or change of control of the Bank occur within three (3) years of the date of termination for Good Reason. In such an event, the Executive's right to one percent (1%) of the total sale price of the Bank shall remain and continue in full force and affect for the then current three (3) year period of this Agreement beyond the date of termination of the Executive for Good Reason.


ARTICLE  7.  NO  DUTY  TO  MITIGATE.

     As a condition to receiving the severance benefits described in Sec. 6.4 or in Sec. 6.6 herein, the Executive is not required to actively seek full-time employment during the period following employment termination.

ARTICLE  8.  EXCISE  TAX  GROSS-UP.

8.1  EQUALIZATION  PAYMENT:

     In the event that the Executive becomes entitled to severance benefits under Sec. 6.4 or Sec. 6.6 herein (hereinafter referred to as "Severance
Benefits"), if any of the Severance Benefits will be subject to the tax (the "Excise Tax") imposed by Sec. 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar tax that may hereafter be imposed, the Bank shall pay to the Executive in cash an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive after deduction of (i) any Excise Tax on the Severance Benefits; and (ii) any federal, state, and local income tax and Excise Tax on the Gross-Up Payment provided for by this Sec. 8.1, shall be equal to the Severance Benefits. Such payments shall be made by the Bank to the Executive as soon as practicable following the effective date of termination, but in no event beyond thirty (30) days from such date.

8.2  TAX  COMPUTATION:

     For purposes of determining whether any of the Severance Benefits will be subject to the Excise Tax and the amounts of such Excise Tax:

     (a) Any other payments or benefits received or to be received by the Executive in connection with a change in control of the Bank or the Executive's termination of employment (whether pursuant to the terms of this Plan or any other plan, arrangement, or agreement with the Bank, or with any individual, entity, or group of individuals or entities (individually and collectively referred to in this Sec. 8.2 as "Persons") whose actions result in a change in control of the Bank or any Person affiliated with the Bank or such Persons) shall be treated as "parachute payments" within the meaning of Sec. 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Sec. 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Bank's independent auditors and acceptable to the Executive, such other payments or benefits (in whole or in part) do not constitute parachute payments, or unless such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Sec. 280G(b)(4) of the Code in excess of the base amount within the meaning of Sec. 280G(b)(3) of the Code, or are otherwise not subject to the excise tax;

     (b) The amount of the Severance Benefits which shall be treated as subject to the Excise Tax shall be equal to the lesser of (i) the total amount of the Severance Benefits; or (ii) the amount of excess parachute payments within the meaning of Sec. 280G(b)(1) of the Code (after applying clause (a) above). For purposes of this paragraph, the one percent (1%) of sale price of the Bank as described in Sec. 4,4 shall not be included as Severance Benefits to the Executive in order to calculate the excise tax or the maximum amount of excess parachute payments within the meaning of Sec. 280G(b)(1) of the Code; and

     (c) The value of any noncash benefits or any deferred payment or benefit shall be determined by the Bank's independent auditors in accordance with the, principles of Sec. 280G(d)(3) and (4) of the Code. The base amount shall be determined by the Bank's independent auditors in accordance with the principles of Sec. 280G(d)(3) of the Code.


     For purposes of determining the amount of the Gross-Up Payment the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made, and state and local income taxes at the highest marginal rate of taxation in the. state and locality of the Executive's residence on the effective date of employment net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

8.3  SUBSEQUENT  RECALCULATION

     In the event the computation of the Bank under Sec. 8.1 herein, is adjusted by the Internal Revenue Service which adjustment becomes binding on the Service, the Bank, and the Executive, so that the Executive did not receive the greatest net benefit, the Bank shall reimburse the Executive for the full amount necessary to make the Executive whole, plus a market rate of interest, as determined by the Board of Directors.

ARTICLE  9.  NON-COMPETITION.

9.1  PROHIBITION  ON  COMPETITION:

     Without the prior written consent of the Bank, during the term of this Agreement, and for twelve (12) months following the expiration of this Agreement, the Executive shall not, as an employee or an officer, engage directly or indirectly in any business or enterprise which is "in competition" with the Bank or its successors or assigns. For purposes of this Agreement, a business or enterprise will be deemed to be "in competition" if it is a banking institution, the headquarters of which are within fifteen (15) miles from the Bank's current location on the Effective Date of this Agreement, in Calhoun, Georgia.

     The Executive further agrees that within this same twelve (12) mouth time period, he will keep any and all Bank business, trade secrets, and other proprietary information in strict confidence; he will not solicit business from the existing customers of the Bank; and he will not solicit or induce any person employed by the Bank to leave such employment.

     However, the Executive shall be allowed to purchase and hold for investment the shares of any corporation whose shares are regularly traded on a national securities exchange or in the over-the-counter market. Additionally, the

Executive shall be allowed to maintain any holdings which the Executive may have as of the Effective Date of this Agreement.

     Any prohibition on competition by the Executive shall not apply in the event that the Executive's employment has been terminated without Cause as provided in Sec. 6.4 or for Good Reason as provided in Sec. 6.6.


9.2  SPECIFIC  PERFORMANCE:

     The parties recognize that the Bank will have no adequate remedy at law for breach by the Executive of the requirements of this Article 9 and, in the event of such breach, the Bank and the Executive hereby agree that, in addition to the right to seek monetary damages, the Bank will be entitled to a decree of specific performance, mandamus, or other appropriate remedy to enforce performance of such requirements.

ARTICLE  10.  INDEMNIFICATION.

     The Bank hereby covenants and agrees to indemnify and hold harmless the Executive in every manner associated with costs resulting from legal fees and expenses which may be incurred in defense of his executive authority position with the bank, including any claim, dispute, or litigation by the former employer of the Executive based on his employment with the Bank.

ARTICLE  11.  ASSIGNMENT.

11.1 ASSIGNMENT  BY  BANK

     This Agreement may and shall be assigned or transferred to, and shall be binding upon and shall inure to the benefit of, any successor or assignor of the Bank, and any such successor or assignor shall be deemed substituted for all purposes of the "Bank" under the terms of this Agreement. As used in this Agreement, the term "successor" or "assignor" shall mean any person, firm, corporation, or business entity which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets or the business of the Bank. Notwithstanding such assignment, the Bank shall remain, with such successor, jointly and severally liable for all its obligations hereunder.

     Failure of the Bank to obtain the agreement of any successor or assignor to be bound by the terms of this Agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement, and shall immediately entitle the Executive to compensation from the Bank in the same amount and on the same terms as the Executive would be entitled in the event of an termination of employment, as provided in Sec. 6.4 herein.

     Except as herein provided, this Agreement may not otherwise be assigned by the Bank.

11.2 ASSIGNMENT  BY  EXECUTIVE:

     The services to be provided by the Executive to the Bank hereunder are personal to the Executive, and the Executive's duties may not be assigned by the Executive; provided, however that this Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, and administrators, successors, heirs, distributees, devisees, and legatees. If the Executive dies while any amounts payable to the Executive hereunder remain outstanding, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, in the absence of such designee, to the Executive's estate.

ARTICLE  12.  DISPUTE  RESOLUTION  AND  NOTICE.

12.1     DISPUTE  RESOLUTION:

     The Executive shall have the right and option to elect to have any good faith dispute or controversy arising under or in connection with this Agreement settled by litigation or by arbitration.

     If arbitration is selected, such proceeding shall be conducted before a panel of three (3) arbitrators from the American Arbitration Association (AAA), sitting in a location selected by the Executive within fifty (50) miles from the location of Executive's principal place of employment, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the award of the arbitrators in any court having competent jurisdiction.

     All expenses of such litigation or arbitration, including the reasonable fees and expenses of the legal representative for the Executive, and necessary costs and disbursements incurred as a result of such dispute or legal proceeding, and any prejudgment interest, shall be born by the Bank.


12.2 NOTICE:

     Any notices, requests, demands, or other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address Executive has filed in writing with the Bank or, in the case of the Bank, to an executive officer of the Bank, at the Bank's principal offices.

ARTICLE  13.  MISCELLANEOUS.

13.1 ENTIRE  AGREEMENT:

     This Agreement supersedes any prior agreements or understandings, oral or written, between the parties hereto, or between the Executive and the Bank, with respect to the subject matter hereof, and constitutes the entire agreement of the parties with respect thereto.

13.2 MODIFICATION:

     This Agreement shall not be varied, altered, modified, canceled, changed, or in any way amended except by mutual agreement of the parties in a written instrument executed by the parties hereto or their legal representatives.

13.3 SEVERABILITY:

     In the event that any provision or portion of this Agreement shall be determined to be invalid. or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

13.4 COUNTERPARTS:

     This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

13.5 TAX  WITHHOLDING:

     The Bank may withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

13.6 BENEFICIARIES:

     The Executive may designate one or more persons or entities as the primary and/or contingent beneficiaries of any amounts to be received under this Agreement. Such designation must be in the form of a signed writing acceptable to the Board or the Board's designee. The Executive may make or change such designation at any time.

ARTICLE  14.  GOVERNING  LAW.

     To the extent not preempted by federal law, the provisions of this Agreement shall be construed and enforced in accordance with the laws of the state of Georgia.

IN WITNESS WHEREOF, the Executive has executed, and the Bank (pursuant to a Resolution adopted at a duly constituted meeting of the Bank's Board of Directors) has executed this Agreement in duplicate, as of the 22nd day of September, 1999.


                                        NORTH  GEORGIA  NATIONAL  BANK
                                             ----------------------------------


                                        By:  /s/  Thomas  M.  Kinnamon
                                             ----------------------------------
                                             THOMAS  M.  KINNAMON
                                             Chairman of the Board of Directors


                                        By:  /s/  Ernest  M.  Acree,  Jr.
                                             ----------------------------------
                                             ERNEST  M.  ACREE,  JR.
                                             Director


                                        By:  /s/  Mike  Jinright
                                             ----------------------------------
                                             MIKE  JINRIGHT
                                             Director


Attest:  /s/  Rita  B.  Gray
         --------------------
Secretary  of  North  Georgia
National  Bank


                                        EXECUTIVE
                                        ---------


                                        By:  /s/  David  J.  Lance
                                             ----------------------------------
                                             DAVID  J.  LANCE